UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 2, 2014

MagnaChip Semiconductor Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-34791	83-0406195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o MagnaChip Semiconductor S.A., 74, rue de Merl, L-2146 Luxembourg, Grand Duchy of Luxembourg		Not Applicable
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (352) 45-62-62

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)

On April 2, 2014, MagnaChip Semiconductor Corporation (the “Company”) received from NYSE Regulation, Inc. (the “NYSE”) a notice of failure to satisfy a continued listing rule or standard and related monitoring. This notice informed the Company that, as a result of its failure to timely file its Annual Report on Form 10-K for the year ended December 31, 2013 (the “2013 Form 10-K”), the Company is subject to the procedures specified in Section 802.01E (SEC Annual Report Timely Filing Criteria) of the NYSE Listed Company Manual. As previously disclosed by the Company in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 11, 2014 and Form 12b-25 filed with the SEC on March 17, 2014, the Audit Committee of the Company’s Board of Directors determined that the Company incorrectly recognized revenue on certain transactions and as a result will restate its financial statements for each of the first, second and third quarters of 2013, all quarters in 2012 and for the years ending 2012 and 2011, which resulted in the Company’s inability to timely file its 2013 Annual Report on Form 10-K. The 2013 Form 10-K was initially due March 17, 2014, and the Company failed to make the filing after timely filing a Form 12b-25 with the SEC within the fifteen-day extension period provided by Rule 12b-25 under the Securities Exchange Act of 1934, as amended, which ended April 1, 2014 (for purposes of Section 802.01E of the NYSE Listed Company Manual, the later of these dates is referred to as the “Filing Due Date”).

The NYSE has notified the Company that under the Section 802.01E procedures, the NYSE will monitor the status of the filing of the 2013 Form 10-K and related public disclosures for up to a six-month period from its Filing Due Date (until October 1, 2014). If the Company has not filed the 2013 Form 10-K within six months from the Filing Due Date, the NYSE may, in its sole discretion, allow the Company’s common stock to trade for up to an additional six months pending the filing of the 2013 Form 10-K prior to commencing suspension or delisting procedures, depending on the Company’s specific circumstances. The letter from the NYSE also notes that the NYSE may commence delisting proceedings at any time during the extension period if the circumstances warrant.

The Company and its advisors are working diligently to complete the previously announced internal review and restatement. While substantial progress has been made, it is expected that this review and work with regard to the previously announced restatement will take several more months, and the Company is currently unable to estimate when it will be in a position to file its 2013 Form 10-K.

The Company issued a press release on April 4, 2014 announcing the receipt of the NYSE letter, which press release is furnished herewith as Exhibit 99.1.

Safe Harbor for Forward-Looking Statements

Information in this current report regarding the Company’s forecasts, business outlook, expectations and beliefs are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. All forward-looking statements included in this report, including expectations about the expected timing of completion of the Company’s internal review and restatement and the scope, findings and assessments of its ongoing internal review, are based upon information available to the Company as of the date of this report, which may change, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include general economic conditions, the impact of competitive products and pricing, timely design acceptance by our customers, timely introduction of new products and technologies, ability to ramp new products into volume production, industry wide shifts in supply and demand for semiconductor products, industry and/or company overcapacity, effective and cost efficient utilization of manufacturing capacity, financial stability in foreign markets and the impact of foreign exchange rates, unanticipated costs and expenses or the inability to identify expenses which can be eliminated, compliance with U.S. and international trade and export laws and regulations by us and our distributors, and other risks detailed from time to time in the Company’s filings with the SEC, including our Form 10-K filed on February 22, 2013 and subsequent registration statements, amendments or other reports that we may file from time to time with the SEC and/or make available on our website. The Company assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release of MagnaChip Semiconductor Corporation dated April 4, 2014, announcing notice of noncompliance letter from NYSE.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNACHIP SEMICONDUCTOR CORPORATION

Dated: April 4, 2014	By:	/s/ Theodore Kim
Theodore Kim
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press release of MagnaChip Semiconductor Corporation dated April 4, 2014, announcing notice of noncompliance letter from NYSE.